Exhibit 10.2

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Employment Agreement, dated as of October 30, 2008, is made and entered into by and between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the "Company"), and Michael A. Woodhouse ("Executive").

WITNESSETH:

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of October 30, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement to provide that upon its current expiration date of October 31, 2011, the Employment Agreement shall be automatically extended for one year unless one of the parties to the Employment Agreement gives prior notice of that party's intention not to renew the Employment Agreement at that time;

NOW, THEREFORE, for and in consideration of the premises, the Employment Agreement is amended as follows:

1.           Section 2.1 of the Employment Agreement is amended by deleting "or Section 2.2.2" where it appears in the second sentence thereof and replacing it with ", Section 2.2.2 or 2.2.3".

2.           Section 2.2.1 of the Employment Agreement is amended by deleting "or 2.2.2" where it appears and replacing it with ", Section 2.2.2 or 2.2.3".

3.           Section 2.2 of the Employment Agreement is amended by adding the following new Section 2.2.3, which shall read in its entirety as follows:

2.2.3
Automatic One-Year Extension.  The Term shall automatically be extended for a one-year period from and after October 31, 2011 unless either party gives notice of non-extension to the other no later than ninety (90) days prior to October 31, 2011.

4.           Section 10(a) of the Employment Agreement is amended by adding "or 2.2.3" immediately following "2.2.2" where it appears within the parenthetical.

IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/ Robert V. Dale
Name:	Robert V. Dale
Title:	Lead Director

/s/ Michael A. Woodhouse
Michael A. Woodhouse